UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

NTELOS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51798	36-4573125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Spring Lane, Suite 300, PO Box 1990, Waynesboro, Virginia 22980

(Address of Principal Executive Offices) (Zip Code)

(540) 946-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 20, 2007, NTELOS Holdings Corp. (the “Company”) announced that its Board of Directors declared a quarterly cash dividend on its common stock in the amount of $0.15 per share to be paid on July 12, 2007 to stockholders of record on June 21, 2007.

A copy of the press release issued by the Company concerning the dividend is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

For the two months ended February 28, 2007, the Company had wireless gross subscriber additions of 33,143 and wireless net subscriber additions of 11,426. This subscriber data is not necessarily indicative of subscriber data to be expected for the full quarter ended March 31, 2007. For the two months ended February 28, 2006, the Company had wireless gross subscriber additions of 28,482, which represented 70.7% of the total wireless gross subscriber additions of 40,285 for the quarter ended March 31, 2006, and wireless net subscriber additions of 5,959, which represented 78.7% of the total wireless net subscriber additions of 7,573 for the quarter ended March 31, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2007

NTELOS HOLDINGS CORP.

By:	/s/ Michael B. Moneymaker
Michael B. Moneymaker
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 20, 2007